UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2023

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Item 1.01 Entry Into a Material Definitive Agreement.

On January 24, 2023, Ecoark Holdings, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”), pursuant to which the Company may issue and sell from time to time, through Ascendiant shares of the Company’s common stock, par value $0.001 per share (the “Shares”), with offering proceeds of up to $3,500,000.

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through The Nasdaq Capital Market, the trading market for the Company’s common stock, on any other existing trading market in the United States for the Company’s common stock, to or through a market maker, directly to Ascendiant as principal for its account in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, in privately negotiated transactions, in block trades, or through a combination of any such methods of sale. Ascendiant will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, subject to the terms of the Agreement. Under the Agreement, Ascendiant will be entitled to compensation of 3% of the gross proceeds from the sales of the Shares sold under the Agreement. The Company also agreed to reimburse Ascendiant for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $30,000 as well as up to $2,500 for each quarterly and annual bring-down while the Agreement is ongoing.

The Shares are being offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2023 and the accompanying base prospectus which is part of the Company’s effective Registration Statement on Form S-3 (File No. 333-249532) (the “Registration Statement”). Investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

The Agreement contains representations, warranties and covenants customary for the transactions of this kind.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the SEC and has been declared effective.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of common stock issued in the offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
1.1	At-The-Market Issuance Sales Agreement dated January 24, 2023 between Ecoark Holdings, Inc. and Ascendiant Capital Markets, LLC*
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A., regarding the validity of the securities to be issued.
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

______________

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 24, 2023	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer

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